UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

UNITED RENTALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, Connecticut		06831
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 17, 2012, United Rentals (North America), Inc., the primary operating subsidiary of United Rentals, Inc. (the “Company”), sold all of the outstanding capital stock of its subsidiaries InfoManager, Inc. and Wynne Systems, Inc. to Trapeze Software Group, Inc. (part of the Volaris Group, which is a division of Constellation Software Inc.). The Board of Directors of United Rentals (North America), Inc. unanimously approved the sale. InfoManager, Inc. and Wynne Systems, Inc. are in the business of developing and marketing software for use by equipment rental companies and other companies.

Also on May 17, 2012, the Company further executed on the previously announced share repurchase program by making open market purchases of common stock of the Company in accordance with Rule 10b-18 of the Securities Exchange Act of 1934. The Company purchased approximately $25,000,000 of common stock of the Company, consisting of 725,000 shares at an average price of approximately $34.50 per share. The Company previously announced the purchase of $75,000,000 of Company common stock on May 1, 2012, and with the purchases yesterday, the Company has now completed purchases of one-half of the $200,000,000 authorized amount under the share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2012

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary